UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 24, 2017

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786- 8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2017, SunTrust Banks, Inc. (“SunTrust” or the “Company”) issued a news release announcing certain management successions which will become effective April 3, 2017. The news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Mark A. Chancy, 52, will become Vice Chairman - Consumer Segment Executive, and will be responsible for the Consumer, Private Wealth Management, and Mortgage lines of business. Mr. Chancy served as Corporate Executive Vice President and Wholesale Banking Executive from 2011 to 2017, responsible for the Corporate & Investment Banking, Commercial & Business Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business. Mr. Chancy is a member of the board of SunTrust Robinson Humphrey, Inc. In connection with this change, Mr. Chancy’s base salary will be increased to $700,000, and his AIP target percentage will be set at 135%.
Hugh S. (“Beau”) Cummins, III, 54, will succeed Mr. Chancy and become Corporate Executive Vice President and Wholesale Segment Executive. Mr. Cummins will be responsible for Corporate & Investment Banking, Commercial & Business Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business. Mr. Cummins served as Commercial & Business Banking Executive from 2013 to 2017 responsible for SunTrust's 22 division and region presidents. From 2007 to 2013, he served as Chairman, President & Chief Executive Officer of SunTrust Robinson Humphrey (STRH), the corporate and investment banking division of SunTrust Banks, Inc.  In connection with this change, Mr. Cummins base salary will be increased to $675,000, and his AIP target percentage will be set at 135%.
Thomas E. Freeman, 65, will become Corporate Executive Vice President and Efficiency & Strategic Partnerships Executive, and will continue to report to the CEO. He will be responsible for the Company’s Fin Tech strategy, efficiency ratio initiatives, and improving operational excellence in Consumer operations. Mr. Freeman has served since 2015 as Corporate Executive Vice President and Consumer Banking and Private Wealth Management Executive. He served as Chief Risk Officer of SunTrust from 2007 until 2015, and also served as Chief Credit Officer from 2006 until 2009.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1.    News release dated February 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: February 24, 2017.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Corporate Secretary